Exhibit 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                             Bryan & Company, P.C.

Communitronics of America, Inc.
27955 Hwy. 98, Suite WW
Daphne, Alabama 36526

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated March 30, 2001, with respect to the financial statements of Communitronics of America, Inc., included in its Annual Report on Form 10-KSB for the year ended December 31, 2001, filed with the Securities and Exchange Commission, which has been incorporated by reference in its entirety in the Registration Statement on Form S-8:

June 4, 2002

                                           /S/ BRUAM & COMPANY, P.C.
                                       __________________________________
                                        Bryan & Company, P.C.